UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):  May 6, 2015

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33387	77-0398779
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

1213 Elko Drive

Sunnyvale, California 94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 331-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                Other Events

The Company is currently the defendant in a lawsuit filed by Cypress Semiconductor Corporation in the United States District Court for the Northern District of California alleging that certain of the Company’s products infringe patents held by Cypress and the plaintiff in a separate lawsuit pending in the same court in which the Company has alleged that Cypress has violated federal and state antitrust laws.  Reference is made to “Item 1. Legal Proceedings” in Part II of the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2014 for information regarding this litigation.

On May 6, 2015, the Company and Cypress entered into a settlement agreement to resolve the litigation.  Under the settlement agreement:

•                  Each of the parties agreed to dismiss its lawsuit with prejudice in consideration of the dismissal with prejudice of the lawsuit brought by the other party; and

•                  Each party will release all claims against the other with respect to issues raised in the two lawsuits.

The parties agreed that the settlement agreement was entered into to resolve disputed claims, and that each party denies any liability to the other party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 7, 2015

GSI Technology, Inc.

By:	/s/ Douglas M. Schirle
Douglas M. Schirle
Chief Financial Officer